Filed pursuant to Rule 424(b)(3)

File No. 333-272231

APOLLO S3 PRIVATE MARKETS FUND (THE “FUND”)

SUPPLEMENT DATED JULY 2, 2025

TO

PROSPECTUS DATED APRIL 11, 2025, AS

SUPPLEMENTED (THE “PROSPECTUS”)

Effective as of the Fund’s August 1, 2025 subscription date, the following changes will be made to the Prospectus:

Each prospective investor in the Fund will not be required to certify that he or she is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended. All references to “accredited investor” and related investor qualification criteria are hereby deleted in the Prospectus.

* * *

PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS FOR FUTURE REFERENCE.